EXHIBIT 5.1
Opinion of Akerman Senterfitt
AKERMAN SENTERFITT
Attorneys at Law
SunTrust International Center
28th Floor
One S.E. Third Avenue
Miami, Florida 33131-1704
(305) 374-5600
Telecopy (305) 374-5095
May 9, 2006
Brazil Fast Food Corp. (the “Company”)
Rua Voluntários da Pátria
89, 9o. andar — Botafogo
CEP 22.270-010, Rio de Janerio, Brazil
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     You have requested our opinion with respect to the issuance of up to an aggregate of 1,065,000 shares of Common Stock, par value $0.0001 per share of the Company (the “Shares”) included in the Company’s Registration Statement on Form S-8 (the “Registration Statement”), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
     As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photo static copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.
     Based upon and subject to the foregoing, we are of the opinion that:
When the Registration Statement becomes effective under the Securities Act, and when the Shares are sold and issued against delivery of adequate consideration therefor in accordance with the Registration Statement and pursuant to the terms of the 1992 Stock Option Plan, if applicable, the Shares will be validly issued, fully paid and nonassessable.
     We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Florida and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
AKERMAN SENTERFITT
/s/ Akerman Senterfitt